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                                                                   EXHIBIT 23.12


                                     CONSENT

                  By signature below, the undersigned hereby consents to being named in the registration statement on Form S-1 of Volume Services America Holdings, Inc., a Delaware corporation (the "Company"), as an individual to become a director of the Company effective upon the closing of the initial public offering of the Company's IDSs and to the inclusion of his biographical information in the registration statement on Form S-1.

                  In witness whereof, this Consent is signed and dated as of the 21st day of August, 2003.

                                        /s/ David M. Williams
                                       ---------------------------------
                                       David M. Williams